News Release

Integra LifeSciences Reports Second Quarter 2024 Financial Results
PRINCETON, N.J., July 29, 2024 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the second quarter ending June 30, 2024.

Second Quarter 2024 Highlights
•Second quarter revenues of $418.2 million increased 9.7% on a reported basis and 2.3% on an organic basis compared to the prior year. Revenue increased 0.3% on an organic basis excluding Boston.

•Second quarter GAAP earnings per diluted share of $(0.16), compared to $0.05 in the prior year; adjusted earnings per diluted share of $0.63, compared to $0.71 in the prior year.

•Early integration success with the Acclarent ENT acquisition.

•Announced plans to focus relaunch of SurgiMend® and PriMatrix® at new state-of-the-art manufacturing facility in Braintree, Massachusetts, with operational readiness expected in the first-half of 2026.

•Received PMA approvable notification pending GMP certification for SurgiMend.

•Implementing compliance master plan to address quality system and GMP compliance learnings. As a result, the company has initiated temporary shipping holds on certain products that will primarily impact the third quarter.

•Updating full-year 2024 revenue guidance to a range of $1.609 billion to $1.629 billion and adjusted EPS guidance to a range of $2.41 to $2.57 per share reflecting the temporary shipping holds and significant second half investments in quality system and GMP compliance improvements.

"Our second quarter financial performance continues to reflect the persistent market demand for our diversified portfolio and the commitment of our teams," said Jan De Witte, Integra LifeSciences' president and chief executive officer. “Using the learnings from our Boston facility, we are continuing a thorough analysis of our operations and are committed to enhancing the quality, reliability and resilience of our manufacturing operations and supply chain. The reduction in our full-year guidance reflects an updated view of our operational challenges and critical investments in our compliance improvement program that will allow our supply to meet our strong commercial demand strength over time."

Second Quarter 2024 Consolidated Performance

Total reported revenues of $418.2 million increased 9.7% on a reported basis and 2.3% on an organic basis compared to the prior year. Organic growth excluding Boston was 0.3%.
The Company reported GAAP gross margin of 54.0%, compared to 54.3% in the second quarter of 2023. Adjusted gross margin was 65.2%, compared to 67.6% in the prior year.
Adjusted EBITDA for the second quarter of 2024 was $83.8 million, or 20.0% of revenue, compared to $88.8 million, or 23.3% of revenue, in the prior year.

The Company reported a GAAP net loss of $(12.4) million, or $(0.16) per diluted share, in the second quarter of 2024, compared to GAAP net income of $4.2 million, or $0.05 per diluted share, in the prior year.
Adjusted net income for the second quarter of 2024 was $49.0 million, or $0.63 per diluted share, compared to $57.4 million or $0.71 per diluted share, in the prior year.

Second Quarter 2024 Segment Performance
Codman Specialty Surgical (~70% of Revenues)
Total revenues were $301.8 million, representing reported growth of 11.3% and organic growth of 0.9% compared to the second quarter of 2023.

•Sales in Neurosurgery grew 1.2% on an organic basis. Key drivers for the quarter include:
•Dural access and repair grew high-single-digits driven by DuraGen® and Mayfield®
•Advanced energy grew low-single digits driven by Aurora®
•CSF management decreased low-double digits due to supply backorders
•Neuro monitoring was down low-single digits driven by double-digit growth in CereLink® monitors and micro sensors offset by supply challenges
•Sales in international markets grew low-single digits
•Sales in Instruments declined 3.1% on an organic basis
•ENT grew low-double digits reflecting MicroFrance ENT instruments

Tissue Technologies (~30% of Revenues)

Total revenues were $116.4 million, representing reported growth of 5.6% and organic growth of 5.7% compared to the second quarter of 2023. Tissue Technologies sales were down 1% excluding Boston. Key drivers for the quarter include:

•High double-digit growth for DuraSorb®
•Mid-double-digit growth in Gentrix®
•Low double-digit growth in MicroMatrix®, Cytal® and amniotics
•Low double-digit decline in Integra Skin
•Sales in private label increased 1.5% on an organic basis excluding Boston

Advancing our Strategy

•Broad demand for Integra's diverse portfolio of leading brands
•Continued successful market uptake of CereLink monitors and microsensors
•Expanded international commercial footprint and portfolio for CUSA®, DuraGen and Mayfield
•Growth in DuraSorb above expectations
•Early integration success with the Acclarent ENT acquisition
•Positive early clinical response to MicroMatrix Flex launch
•Finalized plans to restart the manufacture of PriMatrix and SurgiMend at our new manufacturing facility in Braintree, Massachusetts with operational readiness expected in the first half of 2026
•Received PMA approvable notification pending GMP certification from the FDA for SurgiMend
•Significantly stepping up investments in quality, reliability and capacity

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $40.4 million in the quarter. Total balance sheet debt and net debt at the end of the quarter were $1.83 billion and $1.54 billion, respectively, and the consolidated total leverage ratio was 3.8x.

As of quarter end, the Company had total liquidity of approximately $1.18 billion, including $297 million in cash plus short-term investments and the remainder available under its revolving credit facility.

2024 Outlook
For the full year 2024, the Company is updating its revenue and adjusted EPS expectations to $1.609 to $1.629 billion and $2.41 to $2.57, respectively. The revenue range represents reported growth of 4.4% to 5.7%, with organic growth of –1.0% to 0.3%, reflecting third quarter quality and labeling compliance shipping holds and significant second half investments in quality and compliance improvement.

For the third quarter 2024, the Company expects reported revenues in the range of $372 million to $382 million, representing reported growth of -2.6% to 0.0% and organic growth of -9.4% to –6.7%. The Company expects adjusted EPS in a range of $0.36 to $0.44.

The Company’s organic sales growth guidance for the third quarter and the full-year excludes acquisitions and divestitures, as well as the effects of foreign currency.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET on Monday July 29, 2024, to discuss second quarter 2024 financial results and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, register here to receive dial-in details and an individual pin. While not required, it is recommended to join 10 minutes prior to the event’s start. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Integra

At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning: future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, charges related to the voluntary global recall of all products manufactured at the Company’s facility in Boston, Massachusetts and the transition of Boston-related manufacturing operations to its Braintree, Massachusetts facility, and income tax expense (benefit) related to non-GAAP adjustments and other items; and the Company’s expectations and plans with respect to business and operational performance, strategic initiatives, capabilities, resources, product development and regulatory approvals, including expectations concerning the Company’s plans to implement a compliance master plan to improve the Company’s quality system and GMP compliance and to operationalize the Company’s Braintree facility and transition the manufacture of PriMatrix and SurgiMend to the Braintree facility. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, bank failures and other economic disruptions, and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate Acclarent and other acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions, including the war in Ukraine and the conflict in Israel and Gaza; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan and realizing the benefits contemplated thereby within the anticipated timeframe, or at all; difficulties or delays in obtaining and maintaining required regulatory approvals related to the transition of the manufacturing to the Braintree facility; the possibility that costs or difficulties related to building and the operationalization of the Braintree facility or the transition of manufacturing activities from the Company’s Boston facility to the Braintree facility will be greater than expected; fluctuations in hospitals' spending for capital equipment; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the Company's ability to comply with regulations regarding products of human origin and products containing materials derived from animal source; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Device Regulation; the scope, duration and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to any future public health crises; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; potential negative impacts resulting from environmental, social and governance matters; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2023 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, organic revenues excluding Boston, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income, adjusted gross profit, adjusted gross margin, adjusted earnings per diluted share, free cash flow, adjusted free cash flow conversion, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Organic revenues excluding Boston consist of total revenues, excluding (i) the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and (ii) revenues associated with Boston produced products including sales reported prior to the manufacturing stoppage and voluntary global recall of all products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”), and the impact of sales return provisions recorded. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP revenues to organic revenues excluding Boston, GAAP net income to adjusted EBITDA, and adjusted net income, GAAP gross profit to adjusted gross profit, GAAP gross margin to adjusted gross margin, GAAP total debt to net debt, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarter ended June 30, 2024 and 2023, and the GAAP operating cash flow to free cash flow and adjusted free cash flow conversion for the quarters ended June 30, 2024 and 2023, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2024	2023
Total revenues, net	$418,175	$381,267

Costs and expenses:
Cost of goods sold	192,258	174,241
Research and development	29,767	26,588
Selling, general and administrative	195,472	164,908
Intangible asset amortization	3,707	3,026
Total costs and expenses	421,204	368,763

Operating income (loss)	(3,029)	12,504

Interest income	5,058	3,939
Interest expense	(18,651)	(12,464)
Other income, net	1,437	(155)
Income before income taxes	(15,185)	3,824
Income tax expense (benefit)	(2,783)	(360)
Net income (loss)	(12,402)	$4,184

Net income per share:
Diluted net income (loss) per share	$(0.16)	$0.05

Weighted average common shares outstanding for diluted net income per share	77,409	81,151

The following table presents revenues disaggregated by the major sources for the three months ended March 31, 2024 and 2023 (amounts in thousands):

	Three Months Ended June 30,
	2024	2023	Change
Neurosurgery	$205,502	$205,803	(0.1)%
Instruments	54,537	56,365	(3.2)%
ENT	41,722	8,862	370.8%
Total Codman Specialty Surgical	301,761	271,030	11.3%

Wound Reconstruction and Care	87,695	91,118	(3.8)%
Private Label	28,719	19,119	50.2%
Total Tissue Technologies	116,414	110,237	5.6%
Total reported revenues	$418,175	$381,267	9.7%

Impact of changes in currency exchange rates	2,965	—
Less contribution of revenues from acquisitions	(31,291)	—
Total organic revenues(1)	$389,849	$381,267	2.3%

Boston Revenue impact	$(52)	$7,374
Total organic revenues(1) excl. Boston	$389,797	$388,641	0.3%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	18,667	4,865	14,617	(781)	—	(34)	—
Structural Optimization charges	5,095	4,900	194	1	—	—	—
EU Medical Device Regulation charges	12,508	702	5,441	6,365	—	—	—
Boston Recall/Braintree Transition	14,698	14,398	300	—	—	—	—
Intangible asset amortization expense	25,383	21,676	—	—	3,707	—	—
Estimated income tax impact from above adjustments and other items	(14,942)	—	—	—	—	—	(14,942)
Depreciation expense	10,399	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2023

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	3,448	1,085	2,707	(218)	—	(127)	—
Structural Optimization charges	3,154	1,513	1,675	(33)	—	—	—
EU Medical Device Regulation charges	9,278	859	3,956	4,463	—	—	—
Boston Recall/Braintree Transition	29,691	29,691	—	—	—	—	—
Intangible asset amortization expense	20,636	17,610	—	—	3,026	—	—
Estimated income tax impact from above adjustments and other items	(12,974)	—	—	—	—	—	(12,974)
Depreciation expense	9,977	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2024	2023

GAAP net income (loss)	$(12,402)	$4,184
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	35,782	30,612
Other (income) expense, net	(1,402)	282
Interest expense, net	13,592	8,525
Income tax expense	(2,783)	(360)
Structural optimization charges	5,095	3,154
EU Medical Device Regulation charges	12,508	9,278
Boston Recall/ Braintree transition	14,698	29,691
Acquisition, divestiture and integration-related charges(1)	18,666	3,448
Total of non-GAAP adjustments	96,157	84,630
Adjusted EBITDA	$83,755	$88,814

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2024	2023

GAAP net income (loss)	$(12,402)	$4,184
Non-GAAP adjustments:
Structural optimization charges	5,095	3,154
Acquisition, divestiture and integration-related charges	18,666	3,448
EU Medical Device Regulation charges	12,508	9,278
Boston Recall/Braintree Transition	14,698	29,691
Intangible asset amortization expense	25,383	20,636
Estimated income tax impact from adjustments and other items	(14,942)	(12,974)
Total of non-GAAP adjustments	61,409	53,233
Adjusted net income	$49,007	$57,417

Adjusted diluted net income per share	$0.63	$0.71
Weighted average common shares outstanding for diluted net income per share	77,449	81,151

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2024	December 31, 2023

Short term investments	$81,691	$32,694
Cash and cash equivalents	215,236	276,402
Trade accounts receivable, net	271,155	259,327
Inventories, net	421,775	389,608

Current and long-term borrowing under senior credit facility	1,175,884	840,094
Borrowings under securitization facility	77,700	89,200
Long-term convertible securities	571,713	570,255

Stockholders' equity	$1,534,195	$1,587,884

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2024	2023

Net cash provided by operating activities	$56,157	$54,435
Net cash used in investing activities	(376,163)	(29,252)
Net cash provided by (used by) by financing activities	264,928	(173,376)
Effect of exchange rate changes on cash and cash equivalents	(6,088)	724

Net increase (decrease) in cash and cash equivalents	$(61,166)	$(147,469)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$40,400	$28,278

Purchases of property and equipment	$(29,707)	$(15,646)
Free cash flow	10,693	12,632

Adjusted net income(1)	$49,007	$57,417
Adjusted free cash flow conversion	21.8%	22.0%

	Twelve Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$141,672	$208,079

Purchases of property and equipment	(82,797)	(52,963)
Free cash flow	$58,875	$155,116

Adjusted net income(1)	$221,594	$268,667
Adjusted free cash flow conversion	26.6%	57.7%

(1) Adjusted net income for quarters ended June 30, 2024 and 2023 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	June 30, 2024	December 31, 2023
Short-term borrowings under senior credit facility	24,219	14,531
Long-term borrowings under senior credit facility	1,151,665	825,563
Borrowings under securitization facility	77,700	89,200
Long-term convertible securities	571,713	570,255
Deferred financing costs netted in the above	7,559	9,651
Short term investments	(81,691)	(32,694)
Cash & Cash Equivalents	(215,236)	(276,402)
Net Debt	$1,535,929	$1,200,104

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP GROSS PROFIT TO MEASURES OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(UNAUDITED)
(In thousands, except percentages)

	Three Months Ended June 30,
	2024	2023

Total revenues, net	$418,175	$381,267
Cost of goods sold	192,258	174,241
Reported Gross Profit	225,917	207,026
Structural optimization charges	4,900	1,513
Acquisition, divestiture and integration-related charges	4,865	1,085
Boston Recall/Braintree Transition	14,398	29,691
EU Medical Device Regulation	702	859
Intangible asset amortization expense	21,676	17,610
Adjusted Gross Profit	$272,458	$257,783
Total Revenues	$418,175	$381,267
Adjusted Gross Margin	65.2%	67.6%